Exhibit 10.16

NON-EXECUTIVE CHAIRMAN SERVICE AGREEMENT

This Non-Executive Chairman Service Agreement (this “Agreement”) is made and entered into as of [Effective Date], by and between (a) Medikra Inc. (the “Company” or “Medikra”), a Cayman Islands exempted company; and (b) Datuk Ali Abdul Kadir (the “Director”).

RECITALS

WHEREAS, the Company desires to appoint the Director as Non-Executive Chairman of the Board of Directors; and

WHEREAS, the Director desires to accept such appointment on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment and Term

1.1 The Company appoints the Director as Non-Executive Chairman (“Non-Executive Chairman”) of the Board of Directors (the “Board”) effective as of [Effective Date].

1.2 The appointment shall continue for a fixed term of two (2) years unless terminated earlier in accordance with Section 10 of this Agreement.

1.3 The Director is eligible for re-appointment under the Company’s staggered retirement and re-election policy, subject to shareholder approval at the applicable annual general meeting.

1.4 This appointment becomes effective upon the effectiveness of the Company’s registration statement with the U.S. Securities and Exchange Commission and prior to the listing of the Company’s ordinary shares on the NYSE American.

2. Role and Responsibilities

2.1 The Director shall perform all duties customarily associated with the office of a non-executive chairman, including the fiduciary duties owed to the Company under the laws of the Cayman Islands, including the duties to act in good faith in the best interests of the Company, to exercise powers for proper purposes, to avoid conflicts of interest, and to exercise care, skill, and diligence.

2.2 The Director shall: (a) chair meetings of the Board and shareholders; (b) set the Board agenda in consultation with the Chief Executive Officer; (c) ensure effective communication between the Board and management; (d) provide leadership to the Board; (e) attend and participate in Board meetings; (f) comply with the Company’s Memorandum of Association, Articles of Association, Board Charter, and Code of Ethics; and (g) act at all times in the best interests of the Company and its shareholders as a whole.

2.3 Compliance with Laws and Policies. The Director shall, in performing the Director’s duties and obligations under this Agreement, comply with all applicable laws, regulations, and requirements, including: (a) the Companies Act (As Revised) of the Cayman Islands and other applicable Cayman Islands laws and regulations; (b) applicable United States federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission; (c) the listing standards and corporate governance requirements of the securities exchange on which the Company’s securities are listed, including NYSE American, if applicable; and (d) applicable laws and regulations of Malaysia, to the extent applicable to the Director or the performance of the Director’s duties, in each case as amended from time to time. The Director shall also comply with the Company’s constitutional documents and the Company’s written policies adopted from time to time, to the extent made available to the Director and applicable to the Director. If the Director becomes aware of any actual or potential breach of this clause, the Director shall promptly notify the Company.

3. Committee Assignments

3.1 The Director shall serve as Chairperson of the Board of Directors.

3.2 Committee assignments may be modified by the Board from time to time, subject to applicable NYSE American listing rules and SEC regulations.

4. Independence and Conflicts of Interest

4.1 The Director shall disclose to the Board any relationships or circumstances that may affect the Director’s independence or ability to serve in the best interests of the Company.

4.2 The Director shall promptly disclose in writing to the Board any actual or potential conflict of interest and shall recuse from any Board or committee deliberation or vote on matters in which the Director has a personal interest.

4.3 The Director shall not, without prior written consent of the Board, hold any directorship or material interest in a company that competes directly with the Company.

4.4 The Director shall complete and submit an annual Director and Officer Questionnaire and Independence Certification in a form provided by the Company.

5. Compensation

5.1 The Director shall receive the following annual cash compensation:

(a) Annual Board Retainer: $37,000

(b) Board Chair Fee: $12,000

5.2 Total Annual Cash Compensation: $49,000, payable in quarterly installments in arrears.

5.3 The Director may be eligible to receive equity compensation in the form of stock options, restricted stock units, or other equity awards pursuant to the Company’s equity incentive plan, as determined by the Compensation Committee from time to time.

5.4 The Company shall reimburse the Director for all reasonable out-of-pocket expenses incurred in connection with the performance of duties hereunder, including travel, accommodation, and other business expenses, upon submission of appropriate documentation.

5.5 Any incentive-based compensation paid to the Director shall be subject to the Company’s Clawback Policy as adopted in compliance with Rule 10D-1 under the Securities Exchange Act of 1934 and NYSE American listing rules.

6. Time Commitment

6.1 The Director shall devote sufficient time and attention as reasonably required for the proper discharge of duties and shall attend and actively participate in all Board and committee meetings. The Director shall use best efforts to attend at least 75% of Board and applicable committee meetings in each calendar year.

7. Confidentiality and Non-Disclosure

7.1 “Confidential Information” means all non-public information of the Company or its affiliates, including technical, financial, business, strategic, clinical, regulatory, or scientific data, trade secrets, proprietary processes, and materials provided to the Director or accessed in connection with service on the Board.

7.2 The Director shall maintain strict confidentiality of all Confidential Information and shall not disclose or use such information except as required to perform duties under this Agreement or as required by law.

7.3 The Director shall take reasonable measures to prevent unauthorized use or disclosure of Confidential Information.

7.4 These confidentiality obligations survive termination for five (5) years and, with respect to trade secrets, indefinitely or as long as permitted by applicable law.

7.5 Upon termination, the Director shall promptly return or destroy all documents and materials containing Confidential Information and certify such return or destruction in writing.

8. Intellectual Property

8.1 All inventions, discoveries, writings, reports, or other works produced by the Director in the course of service to the Company shall be the exclusive property of the Company, and the Director hereby assigns all rights therein to the Company.

9. Compliance, Securities Laws, and Trading Policy

9.1 The Director shall comply with all applicable laws, regulations, and stock exchange rules, including the Cayman Islands Companies Act, the NYSE American Company Guide, the U.S. Securities Act of 1933, and the U.S. Securities Exchange Act of 1934.

9.2 The Director shall make all required filings and disclosures under Sections 13, 14, and 16 of the Securities Exchange Act of 1934 and related SEC regulations, including Forms 3, 4, and 5.

9.3 The Director shall comply with the Company’s Insider Trading Policy, including all pre-clearance requirements and trading blackout periods.

9.4 The Director shall comply with the Company’s Code of Business Conduct and Ethics.

10. Termination

10.1 This Agreement may be terminated: (a) by the Board, by majority vote, if it determines that such termination is in the best interests of the Company or its shareholders or is required by law or regulation; (b) automatically upon the Director’s failure to be re-elected by shareholders; (c) automatically upon the Director ceasing to meet applicable independence or qualification requirements; or (d) for Cause (as defined below).

10.2 “Cause” means: (a) willful misconduct or gross negligence in the performance of duties; (b) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (c) material breach of this Agreement; (d) material violation of the Company’s Code of Ethics; or (e) any act or omission that materially harms the Company’s reputation or business.

10.3 The Director may resign at any time by giving thirty (30) days’ written notice to the Chair of the Board (or, if the Director is the Chair, to the Lead Independent Director or the full Board).

10.4 Upon termination or resignation, the Director shall: (a) return all Company property; (b) continue to observe obligations under Sections 7 and 8 of this Agreement; and (c) cooperate with the Company in any transition matters.

11. Indemnification and D&O Insurance

11.1 The Company shall indemnify, defend, and hold harmless the Director to the fullest extent permitted by the laws of the Cayman Islands and the Company’s Memorandum and Articles of Association for all acts or omissions in the course of service, provided the Director acted in good faith and in a manner the Director reasonably believed to be in or not opposed to the best interests of the Company, and provided such conduct did not involve fraud, willful neglect, or willful default.

11.2 The Company shall maintain directors’ and officers’ liability insurance with coverage amounts and terms customary for similarly situated public companies, covering the Director during the term of this Agreement and for a period of not less than six (6) years following termination.

11.3 The Company shall advance expenses to the Director in connection with any claim for which indemnification may be sought, subject to the Director’s undertaking to repay such amounts if it is ultimately determined that the Director is not entitled to indemnification.

12. Data Protection

12.1 The Company may collect, store, and process personal data of the Director for regulatory, administrative, and disclosure purposes in accordance with applicable data protection laws, including the Malaysia Personal Data Protection Act 2010. The Director consents to such processing and to the disclosure of personal information as required by applicable securities laws and regulations.

13. Governing Law and Jurisdiction

13.1 This Agreement shall be governed by the laws of the Cayman Islands insofar as they relate to the Director’s appointment, removal, fiduciary duties, and indemnification as a director of the Company, and by the laws of Malaysia in all other respects.

13.2 Any dispute arising out of or in connection with this Agreement shall be submitted to the non-exclusive jurisdiction of the courts of Malaysia, provided that:

(a) either party may seek interim or injunctive relief in any court of competent jurisdiction;

(b) matters exclusively governed by the Company’s Memorandum and Articles of Association may be adjudicated in the courts of the Cayman Islands; and

(c) matters relating to the Director’s obligations under U.S. securities laws shall be subject to the jurisdiction of the appropriate U.S. federal or state courts.

13.3 The Director agrees to accept service of process in Malaysia at the address set forth in this Agreement.

14. Miscellaneous

14.1 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written.

14.2 Amendment. This Agreement may not be amended or modified except by a written instrument signed by both parties.

14.3 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall continue in full force and effect.

14.4 Waiver. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the waiving party.

14.5 Notices. All notices under this Agreement shall be in writing and delivered to the addresses set forth on the signature page or such other address as a party may designate in writing.

14.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MEDIKRA INC.

By:
Name:	[Authorized Signatory]
Title:	[Title]

Address:
Medikra Inc.
[Company Address, Malaysia]

DIRECTOR

Name:	Datuk Ali Abdul Kadir
Title:	Non-Executive Chairman

Address:
[Director Address]